Exhibit 21.1

MOMENTIVE PERFORMANCE MATERIALS INC.

LIST OF SUBSIDIARIES

Entity Name	Domestic or Foreign and Region of Incorporation

Momentive Performance Materials Worldwide Inc.	DOMESTIC, Delaware

Momentive Performance Materials USA Inc.	DOMESTIC, Delaware

Juniper Bond Holdings I LLC	DOMESTIC, Delaware

Juniper Bond Holdings II LLC	DOMESTIC, Delaware

Juniper Bond Holdings III LLC	DOMESTIC, Delaware

Juniper Bond Holdings IV LLC	DOMESTIC, Delaware

Momentive Performance Materials Quartz, Inc.	DOMESTIC, Delaware

MPM Silicones, LLC	DOMESTIC, New York

Momentive Performance Materials South America Inc.	DOMESTIC, Delaware

Momentive Performance Materials China SPV Inc.	DOMESTIC, Delaware

Momentive Performance Materials Industria de Silicones Ltda	FOREIGN, BRAZIL

Momentive Performance Materials Canada ULC	FOREIGN, CANADA (Alberta)

Momentive Performance Materials S. de R.L. de C.V.	FOREIGN, MEXICO

Momentive Performance Materials Australia Pty Ltd	FOREIGN, AUSTRALIA

Momentive Performance Materials Shanghai Co Ltd	FOREIGN, CHINA

Momentive Performance Materials (Nantong) Co Ltd	FOREIGN, CHINA

Momentive Fine Performance Materials (Shenzhen) Co Ltd	FOREIGN, CHINA

Wuxi Momentive Performance Materials Co Ltd	FOREIGN, CHINA

Momentive Performance Materials Hong Kong Ltd	FOREIGN, HONG KONG

Momentive Performance Materials Japan LLC	FOREIGN, JAPAN

Ohta Kako LLC	FOREIGN, JAPAN

Momentive Performance Materials Korea Co Ltd	FOREIGN, KOREA

Momentive Performance Materials Pte Ltd	FOREIGN, SINGAPORE

Momentive Services S. de R.L. de C.V.	FOREIGN, MEXICO

Momentive Performance Materials Ltd.	FOREIGN, UNITED KINGDOM

Momentive Performance Materials Commercial Services GmbH	FOREIGN, GERMANY

Momentive Performance Materials Rus LLC	FOREIGN, RUSSIA

Momentive Performance Materials Kimya Sanayi Ve Ticaret Limited Sirketi	FOREIGN, TURKEY

Momentive Performance Materials (Pty) Ltd.	FOREIGN, SOUTH AFRICA

Entity Name	Domestic or Foreign and Region of Incorporation

Momentive Performance Materials (Shanghai) Management Co., Ltd.	FOREIGN, CHINA

Momentive Performance Materials (Shanghai) Trading Co., Ltd.	FOREIGN, CHINA

TA Holding Pte Ltd	FOREIGN, SINGAPORE

Nautilus Pacific Two Pte Ltd	FOREIGN, SINGAPORE

Nautilus Pacific Four Pte Ltd	FOREIGN, SINGAPORE

Momentive Performance Materials Asia Pacific Pte Ltd	FOREIGN, SINGAPORE

Momentive Performance Materials (Thailand) Ltd	FOREIGN, THAILAND

Momentive Performance Materials Benelux BVBA	FOREIGN, BELGIUM

Momentive Performance Materials France Sarl	FOREIGN, FRANCE

Momentive Performance Materials GmbH	FOREIGN, GERMANY

Momentive Performance Materials Holding GmbH	FOREIGN, GERMANY

Momentive Performance Materials Quartz GmbH	FOREIGN, GERMANY

Momentive Performance Materials (India) Private Limited	FOREIGN, INDIA

Momentive Performance Materials Italy Srl	FOREIGN, ITALY

Momentive Performance Materials Specialties Srl	FOREIGN, ITALY

Momentive Performance Materials Commercial Services Srl	FOREIGN, ITALY

Momentive Performance Materials Silicones BV	FOREIGN, NETHERLANDS

Momentive Performance Materials Suisse Sarl	FOREIGN, SWITZERLAND